EXHIBIT 10.15

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of May 15, 2013, is entered into by and among Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), Stonegate Investors Holdings LLC, a Delaware limited liability company (“Stonegate Holdings”) and FBR Capital Markets & Co., a Delaware corporation (“FBR”), for the benefit of FBR and the purchasers (“Participants”) of the Company’s common stock, $0.01 par value per share (“Company Common Stock”) in the private offering by the Company of shares of its Common Stock contemplated by the Purchase/Placement Agreement (defined below), and the direct and subsequent transferees of such shares of Common Stock of FBR and each of the Participants.

W I T N E S S E T H:

WHEREAS, the Company and FBR have entered into that certain Purchase/Placement Agreement, dated as of May 8, 2013 (the “Purchase/Placement Agreement”), relating to a private offering of 5,555,556 shares of Company Common Stock, plus up to an additional 833,333 shares of Company Common Stock pursuant to the additional allotment option granted by the Company to FBR therein (the “Offering”);

WHEREAS, in connection with the Offering, the Company and FBR have entered into that certain Registration Rights Agreement, dated of even date herewith (the “Registration Rights Agreement”), pursuant to which certain rights and benefits are being granted to FBR, the Participants, and their respective direct and subsequent transferees;

WHEREAS, under Section 3 of the Registration Rights Agreement and Article VI of the Second Amendment and Restated Code of Regulations of the Company (the “Code of Regulations”), if (i) a Shelf Registration Statement or IPO Registration Statement (each as defined in the Registration Rights Agreement) has not been declared effective by the Commission by June 30, 2014 or (ii) if the Company has completed an initial public offering pursuant to an IPO Registration Statement prior to June 30, 2014 but has not caused a Shelf Registration Statement to be declared effective within 75 days after the closing date of an initial public offering by the Company pursuant to an IPO Registration Statement, subject to certain conditions and exceptions, the Company will be required to hold a special meeting of shareholders (the “Special Election Meeting”) for the purposes of considering and voting upon proposals to (i) expand the size of the Board of Directors of the Company by three, thereby creating three vacancies on the Board of Directors of the Company, and (ii) elect three new directors to fill such three vacancies on the Board of Directors of the Company based on nominations by the holders of the shares of Company Common Stock sold in the Offering;

WHEREAS, following the completion of the Offering, Stonegate Holdings will own a significant percentage of the outstanding shares of Company Common Stock; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain obligations on the part of Stonegate Holdings with respect to the treatment and voting of its shares of Company Common Stock at the Special Election Meeting, if such a meeting occurs, as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. Capitalized terms not defined herein shall have their respective meanings specified in the Registration Rights Agreement.

Section 2. Obligations of Stonegate Holdings. In the event the Company holds a Special Election Meeting pursuant to Section 3 of the Registration Rights Agreement and Article VI of the Code of Regulations, Stonegate Holdings agrees as follows:

(a) Stonegate Holdings shall not nominate, or participate in the nomination of, any director nominee for election at the Special Election Meeting;

(b) Stonegate Holdings shall take all action necessary to ensure that any Company Common Stock or other voting equity securities of the Company (collectively, “Voting Shares”) beneficially owned by Stonegate Holdings at the time of the Special Election Meeting shall be counted as present at such Special Election Meeting for purposes of establishing a quorum at such meeting;

(c) Stonegate Holdings shall vote all of its Voting Shares FOR the proposal to expand the size of the Board of Directors of the Company by three at such Special Election Meeting;

(d) if the Special Election Meeting occurs as a result of the First Trigger Date under Section 3(a)(i) of the Registration Rights Agreement, Stonegate Holdings shall have the right either to vote all of its Voting Shares FOR the election of the three Nominees (as such term is defined in Section 3 of the Registration Rights Agreement and Article VI of the Code of Regulations) or to withhold its vote with respect to the election of the Nominees nominated for election to the Company’s Board of Directors at the Special Election Meeting;

(e) if the Special Election Meeting occurs as a result of the Second Trigger Date under Section 3(a)(ii) of the Registration Rights Agreement, Stonegate Holdings shall be required to vote all of its Voting Shares FOR the election of the three Nominees; and

(f) in no event will Stonegate have the right to vote its Voting Shares against the election of the Nominees at a Special Election Meeting.

Section 3. Additional Covenants of Stonegate Holdings. Stonegate Holdings hereby agrees and covenants that, during the period from the date of this Agreement through the Expiration Date (as defined below):

(a) Restrictions on Proxies and Voting Arrangements. Stonegate Holdings shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Voting Shares it holds, which would change or impair any of its obligations under this agreement, or (ii) deposit any of the Voting Shares it holds into a voting trust or enter into a voting agreement or arrangement with respect to any of such shares if it would change or impair any of its obligations under this Agreement;

(b) No Inconsistent Arrangements. Stonegate Holdings shall not take any other action that would in any way restrict, limit or interfere with the performance of any of Stonegate Holdings’ obligations hereunder; and

(c) No Transfers or Assignments. Stonegate Holdings shall not sell, transfer, assign or otherwise dispose of any of the Voting Shares it owns upon completion of the Offering without requiring the transferee of such shares to execute a Joinder Agreement in form and substance reasonably acceptable to FBR under which such transferee becomes bound by the same obligations that apply to Stonegate Holdings hereunder; provided, however, in no event will Stonegate Holdings be restricted pursuant to this Agreement from selling, transferring, assigning or otherwise disposing of all or any portion of its shares of Company Common Stock in any registered transaction under the Securities Act of 1933, as amended, or in any other public market transaction after the Company initially becomes a reporting issuer under the Securities Exchange Act of 1934, as amended , and the requirement set forth above that any transferee of such shares execute a Joinder Agreement shall not apply to any such transaction.

Section 4. Representations and Warranties.

(a) Stonegate Holdings hereby represents and warrants to FBR and the Company as follows:

(i) Ownership of Securities. On the date hereof, Stonegate Holdings beneficially owns and has the sole power to direct the voting of the shares of Company Common Stock set forth on Schedule I hereto (the “Existing Securities”), and Stonegate Holdings does not beneficially own any other Voting Securities.

(ii) No Other Voting Rights. Stonegate Holdings has not (i) granted any proxy, power-of-attorney or other authorization in or with respect to Voting Shares of the Company or (ii) deposited any Voting Shares of the Company into a voting trust or entered into a voting agreement or arrangement with respect to any Voting Shares of the Company.

(iii) Power; Binding Agreement. Stonegate Holdings has the power and authority to enter into and perform all of its obligations hereunder, including, without limitation, the power and authority to vote and not vote, as applicable, the shares of the Company it beneficially owns in accordance with Section 2 hereof. The execution, delivery and performance of this Agreement by Stonegate Holdings will not violate any other agreement to which Stonegate Holdings is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by Stonegate Holdings and constitutes a valid and binding agreement of Stonegate Holdings, enforceable against Stonegate Holdings in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stonegate Holdings is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by Stonegate Holdings with the terms hereof.

(iv) No Conflicts. None of the execution and delivery of this Agreement by Stonegate Holdings, the consummation by Stonegate Holdings of the transactions contemplated hereby or compliance by Stonegate Holdings with any of the provisions hereof shall (A) conflict with, or result in any breach of, the organizational documents of Stonegate Holdings, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stonegate Holdings is a party or by which Stonegate Holdings or the shares of the Company it beneficially owns may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Stonegate Holdings in a manner that could reasonably be expected to materially hinder or impede Stonegate Holdings’ ability to perform its obligations hereunder.

Section 5. Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate on the first to occur of (i) date on which the obligations of the Company to hold a Special Election Meeting terminate in accordance with the terms of Section 3 of the Registration Rights Agreement and Article VI of the Code of Regulations or (ii) upon the adjournment of the last Special Election Meeting that could occur pursuant to Section 3 of the Registration Rights Agreement and Article VI of the Code of Regulations, provided that, notwithstanding the foregoing, this Agreement will terminate on November 30, 2014 (the “Expiration Date”). Upon the Expiration Date, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement on the part of any party hereto or any of its respective directors, officers, partners, shareholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing contained herein shall relieve any party from any liability for such party’s willful breach of this Agreement prior to the Expiration Date.

Section 6. Miscellaneous.

(a) Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i) if to the Company, at the offices of the Company at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, Attention: James Cutillo (facsimile: 317-863-1239); with a copy to Robert W. Downes, Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (facsimile: 212-291-9043) and a copy to Curt Hidde, Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, Indiana 46204 (facsimile: 317-231-7433);

(ii) if to Stonegate Holdings, c/o Long Ridge Equity Partners, 200 Madison Avenue, Suite 1900, New York, New York 10016, Attention Kevin Bhatt; with a copy for informational purposes only to Andrew Hudders and to Thomas Wilson, Golenbock Eiseman Assor Bell & Peskoe LLP, 437 Madison Avenue - 40th Floor, New York, New York 10022 (facsimile 212-754-0330); and

(iii) if to FBR, at the offices of FBR at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Gavin Beske, Esq. (facsimile 703-312-9568).

(b) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(d) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.

(e) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of this Agreement or any matter referred to herein is hereby waived by the parties hereto.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

(i) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the Company, Stonegate Holdings and FBR, have caused this Agreement to be duly executed as of the day and year first above written.

STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo

Name:	James J. Cutillo
Title:	CEO

STONEGATE INVESTORS HOLDINGS LLC

By:	/s/ Kevin Bhatt

Name:	Kevin Bhatt
Title:	Vice President

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dellisola

Name:	Paul Dellisola
Title:	Senior Managing Director

[Signature Page to Voting Agreement]

SCHEDULE I

EXISTING SECURITIES

Number of Existing Voting Shares Beneficially Owned by Stonegate Holdings:	8,202,033